Exhibit 3.123

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES NORTH FLORIDA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF OCTOBER, A.D. 2001, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC” TO “ADVANCED DISPOSAL SERVICES NORTH FLORIDA, LLC”, FILED THE THIRTEENTH DAY OF DECEMBER, A.D. 2001, AT 12 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES NORTH FLORIDA, LLC”.

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957400
DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services Jacksonville, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 1st day of October, 2001.

ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC

By:
Name:	Charles C. Appleby
Its:	Authorized Representative of Company

CERTIFICATE OF AMENDMENT

OF

ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC

1. The name of the limited liability company is Advanced Disposal Services Jacksonville, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services North Florida, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Advanced Disposal Services Jacksonville, LLC this 12 day of December, 2001.

ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC

By:	Advanced Disposal Services, LLC, its member

By:	Charles C. Appleby
Its:	President

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